AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of April 8, 2001, by and between RateXchange Corporation, a Delaware corporation ("RTX") and BL Partners LLC, a California limited liability company ("BLP").

         WHEREAS, RTX and BLP wish to enter into this Agreement for the purpose of creating a broker-dealer entity and to combine each party's knowledge, experience and business contacts; and

         WHEREAS, to accomplish this purpose, RTX has formed RMG Partners Corporation, a Delaware corporation ("RMGP"), as a wholly owned subsidiary and has contributed to the capital thereof $300,000 cash and Two Million Two Hundred Thousand (2,200,000) shares of RTX stock (the "RTX Capital Shares"); and

         WHEREAS, Sanjay Lillaney ("Lillaney") and Mark Burger ("Burger") are the sole members of BLP, and in consideration of the option herein granted to BLP, and pursuant to the Bylaws of RMGP (the "Bylaws"), Lillaney is the Chairman and Chief Executive Officer and a member of the Board of Directors of RMGP and Burger is the President and a member of the Board of Directors of RMGP; and

         WHEREAS, the parties now desire to enter into this Agreement to provide for the management and control of RMGP and the RTX Capital Shares by Lillaney, Burger and BLP all under the terms and conditions described below.

         NOW, THEREFORE, in consideration of the premises and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. BLP Option to Purchase RMGP Interest. Upon BLP's written notice to RTX at any time after the first anniversary of the date hereof, BLP shall have the right to purchase all of RTX's interest in RMGP (the "RMGP Interest"), except for the portion of the RTX Capital Shares which are not "Controlled Shares", as defined in the Bylaws, and as more particularly described on Schedule 1 attached hereto and made a part hereof, on payment to RTX of the purchase price of $300,000. Upon the purchase of the RMGP Interest, the Chairman of RMGP shall forfeit the right to attain any further Controlled Shares. Should Jon Merriman no longer be Chairman or CEO of RTX , BLP may exercise its option within the first year.

         Section 2. Automatic BLP Purchase of RMGP Interest. Notwithstanding the limitations in Section 1, above, upon the occurrence of a Change of Control as defined in Section 9.12 of the Bylaws, and the payment to RTX of the purchase price of $300,000, BLP shall automatically acquire all of the RMGP Interest, including those RTX Capital Shares that are not Controlled Shares.

         Section 3. Registration Rights. RTX shall seek "shelf registration" of the RTX Capital Shares via piggyback registration upon the first public offering of RTX shares following the date hereof.

         Section 4. Representations and Warranties of BLP. BLP represents and warrants to RTX that:

                  (a) BLP is a limited liability company duly organized, validly existing and in good standing under the laws of the state of California, and has the corporate power to own its properties and assets, and consummate the transactions contemplated by this Agreement.

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                  (b) The  execution  and  delivery of this  Agreement,  and the performance of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action of BLP. BLP has full corporate power to enter into and perform this Agreement, and the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding agreement of BLP enforceable in accordance with its terms.

         Section 5. Representations and Warranties of RTX. RTX represents and warrants to BLP that:

                  (a) RTX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to own its properties and assets, conduct its business as it is now being conducted, and to perform all of its duties and obligations under this Agreement.

                  (b) The execution and delivery of this Agreement, and the performance of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action of RTX. RTX has full corporate power to enter into and perform this Agreement and the transactions contemplated hereby and thereby. This Agreement constitutes a valid and binding agreement of RTX enforceable in accordance with its terms.

                  (c) RTX is the legal and beneficial owner of and has good title to all of the issued and outstanding shares of RMGP (the "Shares"); the Shares are validly issued, fully paid and non assessable and are registered in the name of RTX; none of the Shares is subject to any claim, lien, charge, security interest or other encumbrance of any kind whatsoever.

         Section 6. Covenants and Further Agreements.

         6.1 Brokers and Consultants. RTX and BLP represent and warrant to one another that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any valid claim against either for a finder's fee, brokerage commission, or other like payment.

         6.2 Reliance Upon and Survival of Representations and Warranties. Notwithstanding any investigation at any time conducted by any of the parties hereto, each of the parties hereto shall be entitled to rely on the representations and warranties of the other party set forth herein or in any schedule, exhibit, or other document delivered pursuant hereto.

         6.3 Further Assurances. The parties hereto agree to execute and deliver or cause to be executed and delivered at reasonable times and places such additional instruments as the other party hereto may reasonably request for the purpose of carrying out this Agreement.

         6.4 Indemnification.

                  (a) BLP covenants and agrees to indemnify and hold harmless RTX from and against any loss, claim, liability, obligation or expense (including reasonable attorneys' fees) (i) incurred or sustained by RTX on account of any misrepresentation or breach of any warranty, covenant, or agreement of BLP contained in this Agreement or made in connection herewith, and
(ii) incurred or sustained on account of the non-fulfillment by BLP of any of the conditions or covenants of this Agreement or contemplated hereby.

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                  (b) RTX  covenants  and agrees to indemnify  and hold harmless
BLP from and against any loss, claim, liability, obligation or expense (including reasonable attorneys' fees) (i) incurred or sustained by BLP on account of any misrepresentation or breach of any warranty, covenant, or agreement of RTX contained in this Agreement or made in connection herewith, and
(ii) incurred or sustained on account of the non-fulfillment by RTX of any of the conditions or covenants of this Agreement or contemplated hereby.

                  (c) If any claim is asserted against either party for which indemnification may be sought under the provisions of this Section, the party claiming indemnification shall promptly notify the other party of such claim and thereafter shall permit such other party at its expense to participate in the negotiation and settlement of any such claim and to join in the defense of any legal action arising therefrom.

         6.5 Expenses. Each party shall pay its own expenses and costs, including without limitation attorneys' fees , incurred in connection with the consummation of this Agreement and the transactions contemplated hereby.

         Section 7. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

                  (a) If to BLP, addressed to:     BL Partners LLC
                                                   Attention: Sanjay Lillaney
                                                   350 California Street
                                                   Suite 1780
                                                   San Francisco, CA 94104

                  (b) If to RTX, addressed to:     RateXchange Corporation
                                                   Attention: Jon Merriman
                                                   185 Berry Street
                                                   Suite 3515
                                                   San Francisco, CA 94107

Any such notice or communication shall be deemed to have been given as of the date so mailed.

         Section 8. Entire Agreement. The schedules and exhibits hereto and the certificates and other documents to be furnished in connection herewith are an integral part of this Agreement. All understandings and agreements between the parties are merged into this Agreement which fully and completely expresses their agreements and supersedes any prior agreement or understanding relating to the subject matter, and no party has made any representations or warranties, express or implied, not herein expressly set forth. This Agreement shall not be changed or terminated except by written amendment signed by the parties hereto.

         Section 9. Attorneys' Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, any of its Schedules or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs.

         Section 10. Specific Performance; Injunctive Relief. It is understood and agreed that money damages would not be sufficient remedy for any breach of this Agreement by either party, and that each party shall be entitled to equitable relief, including injunction and specific performance, without the necessity of proving damages, posting any bond or other security, as a remedy for such breach. Such

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remedies  shall not be deemed to be the exclusive  remedies for a breach of this
Agreement, but shall be cumulative and in addition to all other remedies available at law or in equity.

         Section  11.   Governing   Law.  This   Agreement  and  the  agreements
contemplated hereby shall be construed in accordance with and governed by the laws of the State of California.

         Section 12. Counterparts. This Agreement may be executed in several counterparts, each of which may be delivered by facsimile, and all of which taken together shall constitute one instrument.

         Section 13. Severability. If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect the remainder of this Agreement which shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained in this Agreement. If any agreement or obligation contained in this Agreement is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the respective party hereto only to the extent permitted by law.

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         IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed by their representative duly authorized officers, all as of the day and year first above written.


                                         BL PARTNERS LLC,
                                         a California limited liability company

                                         By Asonje Management Corporation,
                                         a California corporation
                                         Its Manager

                                         By: ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                 Subject to RateXchange Corporation Board of Directors Approval:

                                         RATEXCHANGE CORPORATION,
                                         a Delaware corporation

                                         By: ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________

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                                   Schedule 1


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